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                                                                     EXHIBIT 3.1

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             SS&C Technologies, Inc.
                            (a Delaware corporation)

      SS&C Technologies, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

      A. The name of the Corporation is SS&C Technologies, Inc. SS&C Technologies, Inc. was originally incorporated under the same name, and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 29, 1996.

      B. This Restated Certificate of Incorporation was duly adopted by written consent of the board of directors in accordance with the applicable provisions of Sections 141 and 245 of the General Corporation Law of the State of Delaware.

      C. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Corporation's Certificate of Incorporation as theretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

      D. The Certificate of Incorporation is hereby restated in its entirety so that the same shall read as follows:

      FIRST : The name of the corporation (hereinafter sometimes referred to as the "Corporation") is: SS&C Technologies, Inc.

      SECOND : The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, New Castle County, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

      THIRD : The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

      FOURTH : The aggregate number of all classes of shares which the Corporation shall have the authority to issue is ten thousand (10,000) shares of common stock, par value of $0.01

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per share (the "Common Stock").

      FIFTH : The rights, preferences, privileges and restrictions granted or imposed upon the Common Stock are as follows;

            (a) Dividends. The holders of the Common Stock shall be entitled to the payment of dividends when and as declared by the board of directors of the Corporation (the "Board") out of funds legally available therefore and to receive other distributions from the Corporation, including distributions of contributed capital, when and as declared by the Board. Any dividends declared by the Board to the holders of the then outstanding Common Stock shall be paid to the holders thereof pro rata in accordance with the number of shares of Common Stock held by each such holder as of the record date of such dividend.

            (b) Liquidation, Dissolution or Winding Up. Subject to the rights of any holders of any class of preferred stock which may from time-to-time come into existence and which are then outstanding, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the foods and assets of the Corporation that may be legally distributed to the Corporation's stockholders shall be distributed among the holders of the then outstanding Common Stock pro rata, in accordance with the number of shares of Common Stock held by each such holder.

            (c) Voting. Each holder of Common Stock shall have full voting rights and powers equal to the voting rights and powers of each other holder of Common Stock and shall be entitled to one (1) vote for each share of Common Stock held by such holder. Each holder of Common Stock shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Corporation (as in effect at the time in question) and applicable law, on all matters put to a vote of the stockholders of the Corporation.

      SIXTH : [Intentionally left blank.]

      SEVENTH : In furtherance and not in limitation of the power conferred by statute, the Board is expressly authorized to make, alter or repeal the bylaws of the Corporation subject to any limitations contained therein.

      EIGHTH : No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for the breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transactions from

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which the director derived an improper personal benefit.

      NINTH : 1. Actions, Suits and Proceedings Other than by or in the Right of the Corporation. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an Indemnitee), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which be reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action of proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in this Article, except as set forth in Section 7 below, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board. Notwithstanding anything to the contrary in this Article, the Corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement.

            2. Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he

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      reasonably believed to be in, or not opposed to, the best interests of the
      Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys' fees) which the Court of Chancery of Delaware shall deem proper.

            3. Indemnification for Expenses of Successful Party. Notwithstanding the other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

            4. Notification and Defense of Claim. As a condition precedent to his right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 4. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the

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      consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

            5. Advance of Expenses. Subject to the provisions of Section 6 below, in the event that the Corporation does not assume the defense pursuant to Section 4 of this Article of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter; provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment.

            6. Procedure for Indemnification. In order to obtain indemnification or advancement of expenses pursuant to Sections 1, 2, 3 or 5 of this Article, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Sections 1, 2 or 5 the Corporation determines within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Sections 1 or 2, as the case may be. Such determination shall be made in each instance by
      (a) a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), whether or not a quorum, (b) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (c) independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation), or (d) a court of competent jurisdiction.

            7. Remedies. The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee, in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in Section 6. Unless otherwise required by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination of the

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      Corporation pursuant to Section 6 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

            8. Subsequent Amendment. No amendment, termination or repeal of this Article or of the relevant provisions of the DGCL or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

            9. Other Rights. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to any action in his official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. In addition to, and not in limitation of, any other provision set forth in this Article, the Corporation is authorized, to the fullest extent permitted by applicable law, to provide indemnification of (and advancement of expenses to) agents of the Corporation (and any other persons to which the DGCL permits the Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, by vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by the DGCL and applicable decisional law, with respect to actions for breach of duty to the Corporation, its stockholders, and others.

            10. Partial Indemnification. If an Indemnitee is entitled under provision of this Article to indemnification by the Corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

            11. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense,

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      liability or loss under the DGCL.

            12. Merger or Consolidation. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

            13. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any application portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

            14. Definitions. Terms used herein and defined in Section 145(h) and
      Section 145(i) of the DGCL shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

            15. Subsequent Legislature. If the DGCL is amended after adoption of this Article to expand further the indemnification permitted to Indemnities, then the Corporation shall indemnify such persons to the fullest extent permitted by the DGCL as so amended.

      TENTH : Election of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

      ELEVENTH : The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the DGCL. All rights conferred upon stockholders herein are granted subject to this reservation.

            [The remainder of this page is intentionally left blank.]

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      IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be signed by its duly authorized officer this 17th day of May, 2006.

                                          SS&C TECHNOLOGIES, INC.

                                          By: /s/ William C. Stone
                                             ---------------------------------
                                              Name:  William C. Stone
                                              Title: Chairman of the Board and
                                                     Chief Executive Officer

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